Exhibit 4.1

NEITHER THIS WARRANT NOR THE UNDERLYING SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, OR (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, AND (IV) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 5 OF THIS WARRANT.

PURE BIOSCIENCE, INC.

WARRANT TO PURCHASE 200,000 SHARES
OF COMMON STOCK
February 3, 2012

This warrant (the “Warrant”) certifies that, for value received, Wharton Capital Markets LLC (“Holder”) is entitled, at any time on or after the Initial Exercise Date (as defined below) and on or prior to the close of business on December 14, 2016, but not thereafter, to subscribe for and purchase up to 200,000 shares of the fully paid and nonassessable Common Stock (as defined below) (as adjusted pursuant to Section 2 hereof, the “Shares”) of Pure Bioscience, Inc., a Delaware corporation (the “Company”), at the price equal to 110% of the closing price of the Common Stock on the date first written above (such price and such other price as shall result, from time to time, from the adjustments specified in Section 2 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, the term “Common Stock” shall mean the Company’s Common Stock, $0.01 par value, or any stock into or for which such Common Stock may hereafter be converted or exchanged prior to or concurrent with the exercise of this Warrant. The term “Initial Exercise Date” shall mean the first business day following the date that is six (6) months following the date of this Warrant.

This Warrant, and any shares of Common Stock which may be acquired upon exercise or conversion of this Warrant, may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant (or the shares of Common Stock which may be acquired upon exercise or conversion of this Warrant) for a period of 180 days following the date of effectiveness or commencement of sales of the public offering in connection with which this Warrant was issued.

This Warrant is issued to Holder by the Company in full satisfaction of the Company’s obligations to issue warrants to Holder pursuant to the terms of that certain engagement letter by and between the Company and Holder dated as of December 8, 2011, or otherwise.

1. Exercise of Warrant.

(a) Cash Exercise. The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time after the Initial Exercise Date, at the election of Holder, by the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased.

(b) Net Exercise.  Notwithstanding Section 1(a) above, if the fair market value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company, in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

X =	Y (A-B)
A

Where	X=	the number of shares of Common Stock to be issued to Holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of Common Stock (at the date of such calculation)

B =	Warrant Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined as follows:

(i) If the Common Stock, at the time of exercise pursuant to this Section 1(b), is listed on the (a) Nasdaq Stock Market or other national securities exchange, the fair market value per share shall be the average closing price over the five (5) trading days prior to the date of determination of fair market value according to the closing prices published in The Wall Street Journal with respect to such period or (b) OTC Bulletin Board, the fair market value per share shall be the average of the closing bid and asked prices quoted in the Over-The-Counter Market Summary over the five (5) trading days prior to the date of determination of fair market value.

(ii) Otherwise, the fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith.

(c) Effective Date of Exercise.  The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.  In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to Holder as soon as practicable and, if requested by Holder, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by Holder) within the time period required to settle any trade made by Holder after exercise of this Warrant.

2. Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(b) Stock Dividends.  If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to its Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(c) Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

3. Notice of Certain Events.  Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 2 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed to the holder of this Warrant at such holder’s last known address.

4. Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder.

5. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

(a) Representations of Holder.  The Holder, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof, are being acquired for investment and that Holder will not offer, sell or otherwise dispose of this Warrant or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

(i) Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.  Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act.

(ii) Holder understands that this Warrant has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.

(iii) Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.  Holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

(iv) Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(v) Holder is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York, and has the limited liability company power and authority to execute and deliver this Warrant and to perform its obligations hereunder.

(b) Disposition of Warrant or Shares.  With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant, and subject to Section 11 below, Holder hereof agrees to give written notice to the Company prior thereto, describing briefly the proposed manner thereof, together with a written opinion of Holder’s counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Securities Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law.  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall (i) with respect to any proposed transfer of this Warrant prior to its exercise in full, notify Holder whether or not the Company consents to such transfer and, accordingly, whether Holder may sell or otherwise dispose of such Warrant and (ii) with respect to any proposed transfer of Shares acquired upon exercise of this Warrant, notify Holder that Holder may sell or otherwise dispose of such Shares, in each case of (i) and (ii) all in accordance with the terms of the notice delivered by the Company (which may require, without limitation, Holder and any transferee to execute a form of assignment notice or other similar transfer agreement in form and substance acceptable to the Company).  If a determination has been made pursuant to this Section 5(b) that the opinion of counsel for Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly with details thereof after such determination has been made.  Notwithstanding the foregoing, Shares issued upon exercise of this Warrant may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied.  Each certificate representing this Warrant or the Shares thus transferred (except a transfer of Shares pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for Holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c) Compliance with Applicable Laws.  In the event that the Company reasonably determines that the terms of this Warrant must be amended or modified in order to comply with any applicable law, rule or regulation, including the listing rules of the Nasdaq Stock Market, the Company shall be entitled to effect such amendment or modification notwithstanding Section 9.

6. No Representations as to Taxation.  The Company makes no representations regarding the taxability of the issuance of this Warrant or the Shares to Holder, and Holder is not relying on any statement or representation of the Company in this regard.  Holder has consulted its own legal and tax advisors regarding the issuances and other transactions contemplated by this Warrant.  Holder will be solely responsible for the payment of any taxes and penalties assessed on the transactions contemplated hereby.

7. Rights as Stockholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

8. Representations and Warranties.  The Company represents and warrants to Holder as follows:

(a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable; and

(c) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s certificate of incorporation or bylaws.

9. Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

10. Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by reputable overnight courier service, certified or registered mail, postage prepaid with return receipt requested, to the initial holder at the address set forth below, to any subsequent holder at its address as shown on the books of the Company or to the Company at the address set forth below.

If to Holder:

Wharton Capital Markets LLC
Attention: General Counsel
488 Madison Avenue, 23rd Floor
New York, NY  10022

If to the Company:

Pure Bioscience, Inc.
Attn:  Chief Executive Officer
1725 Gillespie Way
El Cajon, CA  92020

Each of the foregoing parties shall be entitled to specify a different address by giving five (5) days’ advance written notice as aforesaid to the other parties.  All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third (3rd) business day following the date of such mailing.

11. Binding Effect on Successors; Assignment.  This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. This Warrant may not be assigned or otherwise transferred by Holder without the prior written consent of the Company.

12. Lost Warrants or Stock Certificates.  The Company covenants to Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

13. Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

14. Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

15. Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company and the holder hereof contained herein shall survive the execution hereof, the exercise of this Warrant (or any part hereof) or the termination or expiration of rights hereunder.  All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

16. Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, Holder (in the case of a breach by the Company), or the Company (in the case of a breach by Holder), may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

17. No Impairment of Rights.  The Company will not, by amendment of its charter documents or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

18. Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

19. Entire Agreement; Modification.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

PURE BIOSCIENCE, INC.

By:	/Craig Johnson/

Name:	Craig Johnson

Ttle:	Chief Financial Officer

EXHIBIT A-1

NOTICE OF EXERCISE

TO:  Pure Bioscience, Inc.

(1)             ☐           The undersigned hereby elects to purchase ________ shares of Common Stock (the “Exercise Shares”) of Pure Bioscience, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

    ☐          The undersigned hereby elects to purchase ________ shares of Common Stock (the “Exercise Shares”) of Pure Bioscience, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 1(b) of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)           Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned as set forth below:

________________________

(Name)

________________________

________________________

(Address)

(3)           The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of Rule 144 in some cases is the availability of current information to the public about the Company; (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Exercise Shares unless in accordance with the terms of Section 5(b) of the attached Warrant; and (vii) the undersigned represents that it is an “accredited investor” as such term is defined in the Securities Act.

(Date)	(Signature)
(Print name)
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